Exhibit 10.1

EXECUTION COPY

AMENDMENT TO STOCK ACQUISITION AGREEMENT

This AMENDMENT TO STOCK ACQUISITION AGREEMENT (this “Amendment”), dated as of December 19. 2021, is to that certain Stock Acquisition Agreement dated as of October 20, 2021 (the “Original Agreement” and, as amended by this Amendment, the “Agreement”) entered into by and among Madison Technologies, Inc., a Nevada corporation (“Acquiror”), Top Dog Productions, Inc., a California corporation doing business as “The Jay and Tony Show” (the “Company”), Jay Blumenfield and Anthony Marsh (each, a “Transferor” and collectively, the “Transferors” and, with the Company and the Acquiror, the “Parties” ).

WHEREAS, the Parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1 Section 11(b)(ii) of the Original Agreement is hereby amended by replacing the number “60” with the number “90”.

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

Section 2.4 Entire Agreement. This Amendment and the Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, each party has duly executed and delivered this Amendment as of the date first above written.

“ACQUIROR”

MADISON TECHNOLOGIES, INC.

By:	/s/Phillip A Falcone
Name:	Phillip A. Falcone
Title:	CEO

“COMPANY”

TOP DOG PRODUCTIONS, INC.

By:	/s/Anthony Marsh
Name:	Anthony Marsh
Title:	CEO

“TRANSFERORS”

/s/ Jay Blumenfield
Jay Blumenfield

/s/ Anthony Marsh
Anthony Marsh

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